TRANSPARENT VALUE TRUST

Amended and Restated Rule 18f-3

Multiple Class Plan

December 21, 2009,

As Amended January 28, 2013

Transparent Value Trust (the “Trust”), a registered investment company that currently consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each fund listed on Schedule A hereto (each a “Fund” and together the “Funds”).

A.	Attributes of Share Classes

1.

The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Trust’s Board of Trustees and as attached hereto as Exhibits.

2.

With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust’s Prospectuses; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Distribution Plan”), and separately bear any other service fees (“service fees”) that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter (such as a Distribution Plan or service agreement relating to a class) submitted to shareholders that relates solely to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.	Expense Allocations

With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Distribution Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.	Amendment of Plan; Periodic Review

This Multiple Class Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

The Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act, must periodically review this Multiple Class Plan for its continued appropriateness, and must approve any material amendment of the Multiple Class Plan as it relates to any class of any Fund covered by the Multiple Class Plan. In approving any material amendment to the Multiple Class Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

Exhibit A

TRANSPARENT VALUE TRUST

CERTIFICATE OF CLASS DESIGNATION

RETAIL FUND SHARE CLASSES

CLASS I (INSTITUTIONAL) SHARES

1.	CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class I Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.	ELIGIBILITY OF PURCHASERS

Class I Shares require a minimum initial investment of $2,000,000 for all accounts (including retirement accounts). Subsequent investments must be made in amounts of at least $100,000. Each Fund may accept initial and subsequent investments of smaller amounts in its sole discretion.

3.	EXCHANGE PRIVILEGES

Class I Shares of each Fund may be exchanged for Class I Shares of other Funds in the Transparent Value fund complex in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	VOTING RIGHTS

Each Class I Shareholder will have one vote for each full Class I Share held and a fractional vote for each fractional Class I Share held. Class I Shareholders will have exclusive voting rights regarding any matter submitted to Class I Shareholders that relates solely to Class I Shares and will have separate voting rights on any other matter submitted to Class I Shareholders in which the interests of Class I Shareholders differ from the interests of holders of any other class.

5.	CONVERSION RIGHTS

Class I Shares do not have a conversion feature.

Exhibit B

TRANSPARENT VALUE TRUST

CERTIFICATE OF CLASS DESIGNATION

RETAIL FUND SHARE CLASSES

CLASS F-1 SHARES

1.	CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class F-1 Shares are sold without a sales charge but are subject to asset-based fees under a Distribution and Shareholder Services Plan (the “Plan”). Pursuant to Rule 12b-1, the Trust, on behalf of the applicable Fund, will make monthly payments to the Distributor for providing distribution and shareholder services under the Plan approved by the Board of Trustees, at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the Class F-1 Shares. The Distributor will use this fee to compensate service providers for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments.

2.	ELIGIBILITY OF PURCHASERS

Class F-1 Shares require a minimum initial investment of $5,000 for all accounts (including retirement accounts). Subsequent investments must be made in amounts of at least $100. Each Fund may accept initial and subsequent investments of smaller amounts in its sole discretion.

3.	EXCHANGE PRIVILEGES

Class F-1 Shares of each Fund may be exchanged for Class F-1 Shares of other Funds in the Transparent Value fund complex in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	VOTING RIGHTS

Each Class F-1 Shareholder will have one vote for each full Class F-1 Share held and a fractional vote for each fractional Class F-1 Share held. Class F-1 Shareholders will have exclusive voting rights regarding any matter submitted to Class F-1 Shareholders that relates solely to Class F-1 Shares and will have separate voting rights on any other matter submitted to Class F-1 Shareholders in which the interests of Class F-1 Shareholders differ from the interests of holders of any other class.

5.	CONVERSION RIGHTS

Class F-1 Shares do not have a conversion feature.

Exhibit C

TRANSPARENT VALUE TRUST

CERTIFICATE OF CLASS DESIGNATION

RETAIL FUND SHARE CLASSES

CLASS C SHARES

1.	CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class C Shares are sold without a front-end sales charge but are subject to asset-based fees under a Distribution and Shareholder Services Plan (the “Plan”). Pursuant to Rule 12b-1, the Trust, on behalf of the applicable Fund, will make monthly payments to the Distributor for providing distribution and shareholder services under the Plan approved by the Board of Trustees, at an annual rate of up to 1.00% of each Fund’s average daily net assets attributable to the Class C Shares. Up to 0.75% of this amount may be paid for distribution services and up to 0.25% may be paid for shareholder services. The Distributor will use this fee to compensate service providers for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments. Class C Shares redeemed within one year of purchase are subject to a 1.00% contingent deferred sales charge (CDSC), as described in more detail in the Funds’ Class C Shares Prospectuses.

2.	ELIGIBILITY OF PURCHASERS

Class C Shares require a minimum initial investment of $5,000 for all accounts (including retirement accounts). Subsequent investments must be made in amounts of at least $100. Each Fund may accept initial and subsequent investments of smaller amounts in its sole discretion.

3.	EXCHANGE PRIVILEGES

Class C Shares of each Fund may be exchanged for Class C Shares of other Funds in the Transparent Value fund complex in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	VOTING RIGHTS

Each Class C Shareholder will have one vote for each full Class C Share held and a fractional vote for each fractional Class C Share held. Class C Shareholders will have exclusive voting rights regarding any matter submitted to Class C Shareholders that relates solely to Class C Shares and will have separate voting rights on any other matter submitted to Class C Shareholders in which the interests of Class C Shareholders differ from the interests of holders of any other class.

5.	CONVERSION RIGHTS

Class C Shares of each Fund may be converted into Class I Shares of the same Fund, subject to the limitations set forth in the Trust’s Prospectuses.

Exhibit D

TRANSPARENT VALUE TRUST

CERTIFICATE OF CLASS DESIGNATION

RETAIL FUND SHARE CLASSES

CLASS A SHARES

1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class A Shares are subject to asset-based fees under a Distribution and Shareholder Services Plan (the “Plan”). Pursuant to Rule 12b-1, the Trust, on behalf of the applicable Fund, will make monthly payments to the Distributor for providing distribution and shareholder services under the Plan approved by the Board of Trustees, at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the Class A Shares. The Distributor will use this fee to compensate service providers for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments. Class A Shares also may be subject to shareholder servicing fees (as described in the Prospectus and shareholder service plan). In addition, Class A Shares are sold at NAV, plus the applicable front-end sales charge, as described in more detail in the Funds’ Class A Shares Prospectuses.

2. ELIGIBILITY OF PURCHASERS

Class A Shares require a minimum initial investment of $5,000 for all accounts (including retirement accounts). Subsequent investments must be made in amounts of at least $100. Each Fund may accept initial and subsequent investments of smaller amounts in its sole discretion.

3. EXCHANGE PRIVILEGES

Class A Shares of each Fund may be exchanged for Class A Shares of other Funds in the Transparent Value fund complex in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.

4. VOTING RIGHTS

Each Class A Shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A Shares (such as a distribution plan relating to Class A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A Shareholders differ from the interests of holders of any other class.

5. CONVERSION RIGHTS

Class A Shares of each Fund may be converted into Class I Shares of the same Fund, subject to the limitations set forth in the Trust’s Prospectuses.

Exhibit E

TRANSPARENT VALUE TRUST

CERTIFICATE OF CLASS DESIGNATION

VI PORTFOLIO SHARE CLASSES

CLASS I SHARES

1.	CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class I Shares are sold without a sales charge but are subject to shareholder servicing fees as described in the Prospectus and the Trust’s shareholder service plan.

2.	ELIGIBILITY OF PURCHASERS

Class I Shares are offered only to separate accounts of insurance companies, to certain qualified plans and other investors as permitted by Treasury Regulation 1.817-5(f)(3) (collectively, “VI Shareholders”). Class I Shares do not require a minimum initial investment or a minimum subsequent investment.

3.	EXCHANGE PRIVILEGES

Class I Shares of each Fund may be exchanged for Class I Shares of other Funds in the Transparent Value fund complex that are offered exclusively to VI Shareholders in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	VOTING RIGHTS

Each Class I Shareholder will have one vote for each full Class I Share held and a fractional vote for each fractional Class I Share held. Class I Shareholders will have exclusive voting rights regarding any matter submitted to Class I Shareholders that relates solely to Class I Shares and will have separate voting rights on any other matter submitted to Class I Shareholders in which the interests of Class I Shareholders differ from the interests of holders of any other class.

5.	CONVERSION RIGHTS

Class I Shares do not have a conversion feature.

Exhibit F

TRANSPARENT VALUE TRUST

CERTIFICATE OF CLASS DESIGNATION

VI PORTFOLIO SHARE CLASSES

CLASS II SHARES

1.	CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class II Shares are sold without a sales charge but are subject to asset-based fees under a Distribution and Shareholder Services Plan (the “Plan”). Pursuant to Rule 12b-1, the Trust, on behalf of the applicable Fund, will make monthly payments to the Distributor for providing distribution and shareholder services under the Plan approved by the Board of Trustees, at an annual rate of up to 0.25% of each applicable Fund’s average daily net assets attributable to the Class II Shares. The Distributor will use this fee to compensate service providers for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments. Class II Shares also may be subject to shareholder servicing fees as described in the Prospectus and the Trust’s shareholder service plan.

2.	ELIGIBILITY OF PURCHASERS

Class II Shares are offered only to separate accounts of insurance companies, to certain qualified plans and other investors as permitted by Treasury Regulation 1.817-5(f)(3) (collectively, “VI Shareholders”). Class II Shares do not require a minimum initial investment or a minimum subsequent investment.

3.	EXCHANGE PRIVILEGES

Class II Shares of each Fund may be exchanged for Class II Shares of other Funds in the Transparent Value fund complex that are offered exclusively to VI Shareholders in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	VOTING RIGHTS

Each Class II Shareholder will have one vote for each full Class II Share held and a fractional vote for each fractional Class II Share held. Class II Shareholders will have exclusive voting rights regarding any matter submitted to Class II Shareholders that relates solely to Class II Shares and will have separate voting rights on any other matter submitted to Class II Shareholders in which the interests of Class II Shareholders differ from the interests of holders of any other class.

5.	CONVERSION RIGHTS

Class II Shares do not have a conversion feature.

Exhibit G

TRANSPARENT VALUE TRUST

CERTIFICATE OF CLASS DESIGNATION

VI PORTFOLIO SHARE CLASSES

CLASS III SHARES

1.	CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class III Shares are sold without a sales charge and are not subject to a Rule 12b-1 fee or shareholder servicing fees.

2.	ELIGIBILITY OF PURCHASERS

Class III Shares are offered only to separate accounts of insurance companies, to certain qualified plans and other investors as permitted by Treasury Regulation 1.817-5(f)(3) (collectively, “VI Shareholders”). Class III Shares do not require a minimum initial investment or a minimum subsequent investment.

3.	EXCHANGE PRIVILEGES

Class III Shares of each Fund may be exchanged for Class III Shares of other Funds in the Transparent Value fund complex that are offered exclusively to VI Shareholders in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	VOTING RIGHTS

Each Class III Shareholder will have one vote for each full Class III Share held and a fractional vote for each fractional Class III Share held. Class III Shareholders will have exclusive voting rights regarding any matter submitted to Class III Shareholders that relates solely to Class III Shares and will have separate voting rights on any other matter submitted to Class III Shareholders in which the interests of Class III Shareholders differ from the interests of holders of any other class.

5.	CONVERSION RIGHTS

Class III Shares do not have a conversion feature.

RULE 18F-3 MULTIPLE CLASS PLAN

Amended and Restated as of March 6, 2014

Schedule A

FUND	RETAIL FUND SHARE CLASSES				VI PORTFOLIO SHARE CLASSES
	CLASS I (INSTITUTIONAL) SHARES	CLASS F-1 SHARES	CLASS C SHARES	CLASS A SHARES	CLASS I SHARES	CLASS II SHARES	CLASS III SHARES
Transparent Value Large-Cap Aggressive Fund	X	X	X	X
Transparent Value Large-Cap Defensive Fund	X	X	X	X
Transparent Value Large-Cap Market Fund	X	X	X	X
Transparent Value Dividend Fund	X	X	X	X
Transparent Value Large-Cap Growth Fund	X	X	X	X
Transparent Value Large-Cap Core Fund	X	X	X	X
Transparent Value Large-Cap Value Fund	X	X	X	X
Transparent Value Directional Allocation Fund	X	X	X	X
Transparent Value Small Cap Fund	X	X	X	X
Transparent Value SMID-Cap Fund	X	X	X	X
Transparent Value Directional Allocation VI Portfolio					X	X	X